UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2018

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 742-5531

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2018, Helmerich & Payne, Inc. (the “Company”) announced the hiring and appointment of Mark W. Smith as Chief Financial Officer Designate effective May 1, 2018, and that Mr. Smith shall be appointed to succeed Juan Pablo Tardio as Chief Financial Officer upon Mr. Tardio’s retirement from that position, which, as previously announced, shall occur on June 30, 2018.

Mr. Smith, age 48, previously served in various leadership roles at Atwood Oceanics, Inc., an offshore drilling contractor, including as the Senior Vice President and Chief Financial Officer from 2015 to 2017, Vice President, Chief Accounting Officer and Controller from 2014 to 2015, Vice President—Corporate Services from 2011 to 2014, and Director—Internal Audit from 2009 to 2011.  Prior to joining Atwood Oceanics, Mr. Smith served as Partner at Calvetti Ferguson P.C. from 2006 to 2009, Senior Manager at PricewaterhouseCoopers LLP from 2003 to 2006, and Consultant at Gunn Partners from 2000 to 2003.  Prior to joining Gunn Partners, Mr. Smith served in various roles at Arthur Anderson LLP.  Mr. Smith holds an M.B.A. and a B.B.A. in Accounting, both from Baylor University.

Mr. Smith’s initial annual base salary will be $425,000, and he will be eligible for certain relocation benefits and annual cash incentive bonuses beginning in December 2018.  It is expected that, as of the first date of his employment, Mr. Smith will receive an equity incentive grant (weighted equally between restricted stock and stock options, in each case vesting generally 25% per year) with a grant date value of approximately $852,328 determined as of March 29, 2018, and he also will be eligible beginning in December 2018 for additional annual long-term incentive awards with an approximate grant date value of 300% of his annual base salary.  The cost of Mr. Smith’s health benefits coverage will be subsidized by the Company during the two-month period preceding his eligibility for the Company’s medical benefits program, and Mr. Smith otherwise will be eligible for additional benefits provided to Company employees.  Mr. Smith will be party to the Company’s standard intellectual property, confidential information and nonsolicitation undertakings.

ITEM 7.01           Regulation FD Disclosure.

On April 5, 2018, the Company issued a press release announcing the appointment of Mr. Smith as Chief Financial Officer Designate, which event is reported in Item 5.02 of this Current Report on Form 8-K.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	News Release of Helmerich & Payne, Inc. dated April 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

Date: April 5, 2018	By:	/s/ Cara M. Hair
	Name:	Cara M. Hair
	Title:	Vice President, Corporate Services and Chief Legal Officer